                                                                    EXHIBIT 99.1

                                                               NEWS ANNOUNCEMENT

FOR IMMEDIATE RELEASE

CONTACT:
Michael Doyle
Vice President and CFO
(800) 828-7115
MDoyle@EasyLink.Com


       EASYLINK REPORTS 1ST QUARTER 2005 RESULTS IN LINE WITH EXPECTATIONS


PISCATAWAY, NJ - MAY 5, 2005 - EasyLink Services Corporation (NASDAQ: EASY), a leading global provider of services that power the exchange of information between enterprises, their trading communities and their customers, today reported financial results for the first quarter ended March 31, 2005.

First quarter 2005 results were in accordance with the guidance previously given by the Company. The Company had a net loss of $2.5 million or $0.06 per share which included a one-time pre-tax charge of $2.5 million relating to the separation agreement with George Abi Zeid, former President of the international division. The Company reported net income of $1 million or $0.02 per share for the fourth quarter of 2004, and net income of $.9 million or $0.02 per share in the first quarter of 2004. Revenues for the first quarter of 2005 were $20.4 million as compared to $20.9 million during the fourth quarter of 2004 and $24.3 million in the first quarter of 2004. Gross profit improved to 62% in the first quarter of 2005 as compared to 61% in the fourth quarter of 2004 and 58% in the first quarter of 2004.

The Company further reported that it had negative earnings before interest, taxes, depreciation and amortization ("EBITDA") during the first quarter of 2005 of $1.3 million which included a one time pre-tax charge of $2.5 million relating to the separation agreement with George Abi Zeid. This compares to $2.9 million during the fourth quarter of 2004 and $3.3 million during the first quarter of 2004. EBITDA is not a financial measure within generally accepted accounting principles (GAAP). A reconciliation of this non-GAAP financial measure to the most directly comparable GAAP financial measure, operating cash flows, is attached. Additionally, a reconciliation of this non-GAAP financial measure to net income for all periods is also presented. The Company considers EBITDA to be a financial indicator of its operational strength, its ability to service debt and its capacity to make new investments in its services.

Cash and cash equivalents at the end of the first quarter were $8.1 million, as compared to $12.3 million at the end of the fourth quarter and $6.1 million at the end of the first quarter 2004. The decline in cash reflects $1.7 million in capital spending primarily associated with the Company's planned move from our Bridgeton, MO facility, principal payments on the debt including a $1.4 million payoff of the last remaining subordinated debentures and $.7 million in payments associated with the separation agreement of George Abi Zeid. The Company anticipates capital spending for the second quarter to be similar to first quarter levels.


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EASYLINK REPORTS 1ST QUARTER 2005 RESULTS IN LINE WITH EXPECTATIONS       PAGE 2


Thomas Murawski, President and Chief Executive Officer of EasyLink, said, "First quarter 2005 results were in line with our expectations, reflecting the ongoing execution of our strategic plan. As planned the Company swung to a loss after six consecutive profitable quarters, primarily due to the impact of the one time charge related to the separation agreement with George Abi Zeid. We continue to see good quarter over quarter growth from our Transaction Management Services unit, up 9% over Q4 2004, a trend which we expect to continue during the second quarter. We also saw improved revenue stability in our Transaction Delivery Services unit during the first quarter, a trend we also expect to continue this quarter. These are early positive indicators that the increased investment in sales resources put into place in the latter part of 2004, and our reorganization during the first quarter into focused business units for transaction delivery and transaction management, are having their intended effect. We also streamlined our approach to managing the international part of our business by globally aligning all product management and marketing functions within these business units. And finally, we added three more very capable individuals to our board, which is now comprised entirely of outside directors other than myself."

For the first quarter of 2005 in comparison to the fourth quarter of 2004 and the first quarter of 2004, revenues (in thousands) for the Company's services were as follows:

                                                                             %                              %
                                        1st Quarter       4th Quarter     Increase/      1st Quarter     Increase/
                                           2005               2004       (Decrease)        2004*        (Decrease)
                                        -----------       -----------    ----------      -----------    ----------

Transaction Management Services           $  3,702         $  3,388          9%           $  2,771            33%

Transaction Delivery Services             $ 16,676         $ 17,553         (5%)          $ 20,551           (19%)

MailWatch*                                      -                            -            $  1,014             -
                                          --------         --------                       --------           -----
                                          $ 20,378         $ 20,941         (3%)          $ 24,336           (16%)


*EasyLink sold the MailWatch service line as of 7/31/04

BUSINESS OUTLOOK

The following statements are forward looking and actual results may differ materially due to factors noted at the end of this release, among others.

EasyLink expects the following for the second quarter of 2005:

    o Total revenues in the range of $20-$21 million and gross margin levels to approximate the first quarter of 2005. We anticipate our Transaction Delivery revenue to be in the range of $16-$16.6 million and our Transaction Management revenue to be in the range of $4.0-$4.2 million for the second quarter.

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EASYLINK REPORTS 1ST QUARTER 2005 RESULTS IN LINE WITH EXPECTATIONS       PAGE 3


    o  Net results are expected to be breakeven to a net loss of $.02 per share.


EasyLink expects the following for the full year 2005:

    o Our full year revenue guidance remains unchanged with total revenue expected to be in the range of $81 to $88 million. We anticipate our Transaction Delivery Services revenue in the range of $63 to $66 million and our Transaction Management revenue to be in the range of $18 to $22 million for 2005.
    o Net loss per share, inclusive of the one time charge for Mr. Abi Zeid's separation agreement, is expected to be in the range of $.04-$.08 per share. Excluding the one-time charge we anticipate breakeven to a net loss of $.04 per share.

QUARTERLY CONFERENCE CALL

EasyLink will host its quarterly conference call today at 10:30 a.m. EDT. Listeners should call five minutes prior to the start of the call to 800/839-3552 and the reservation number is 5958338. The call will also be broadcast over the Internet. Online listeners should visit the investor relations' pages of the EasyLink Web site, www.EasyLink.com, or www.streetevents.com prior to the start of the call for login information. If you are unable to participate, the online archive of the broadcast will be available on the investor relations pages of www.EasyLink.com within two hours of the live call through Thursday, May 19th, 2005 at 11:00 p.m. EDT. You can also access the replay by calling 800/642-1687 and entering the reservation number 5958338.

ABOUT EASYLINK SERVICES CORPORATION

EasyLink Services Corporation (NASDAQ: EASY), headquartered in Piscataway, New Jersey, is a leading global provider of services that power the exchange of information between enterprises, their trading communities, and their customers. EasyLink's networks facilitate transactions that are integral to the movement of money, materials, products, and people in the global economy, such as insurance claims, trade and travel confirmations, purchase orders, invoices, shipping notices and funds transfers, among many others. EasyLink helps companies become more competitive by providing the most secure, efficient, reliable, and flexible means of conducting business electronically. For more information, please visit www.EasyLink.com.

Investors are cautioned that the EBITDA information contained in this news announcement is not a financial measure under generally accepted accounting principles. In addition, it should not be construed as an alternative to any other measures of performance determined in accordance with generally accepted accounting principles, or as an indicator of our operating performance, liquidity or cash flows generated by operating, investing and financing activities, as there may be significant factors or trends that it fails to address. We present this information because we consider EBITDA to be a financial indicator of the Company's operational strength, its ability to service debt and its capacity to make new investments in its services.

EASYLINK REPORTS 1ST QUARTER 2005 RESULTS IN LINE WITH EXPECTATIONS       PAGE 4


This news release may contain statements of a forward-looking nature relating to the future events or the future financial results of EasyLink Services Corporation. Investors are cautioned that such statements are only predictions and that actual events or results may differ materially. In evaluating such statements, investors should specifically consider the various factors that could cause actual events or results to differ materially from those indicated from such forward-looking statements. These include: historic losses from operations; the need to raise additional capital; the ability to service our remaining indebtedness; the ability to continue as a going concern being dependent upon the ability to generate sufficient cash flow to meet our obligations on a timely basis, to obtain additional financing or refinancing as may be required, and to achieve and maintain profitable operations; significant leverage; the ability to attract additional customers or to expand services sold to existing customers; the ability to successfully implement our business strategy; significant competition; the risks inherent in integrating the EasyLink business; and the risk of being delisted from NASDAQ. These and other risks and uncertainties are described in more detail in the Company's filings with the Securities and Exchange Commission.


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EASYLINK REPORTS 1ST QUARTER 2005 RESULTS IN LINE WITH EXPECTATIONS       PAGE 5


                          EASYLINK SERVICES CORPORATION
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (in thousands)


                                                                MARCH 31, 2005        DEC. 31, 2004
                                                                --------------        -------------

ASSETS
     Cash and cash equivalents                                     $ 8,072             $ 12,300
     Marketable securities                                           1,893                2,023
     Accounts and other receivable, net                             10,214                9,624
     Other current assets                                            2,305                2,578
                                                                   --------            --------
        Total current assets                                        22,484               26,525

     Property and equipment, net                                     8,909                8,125
     Goodwill and other intangible assets, net                      14,520               15,112
     Other assets                                                      750                  764
                                                                   --------            --------

     TOTAL ASSETS                                                  $ 46,663            $ 50,526
                                                                   ========            ========

LIABILITIES AND STOCKHOLDERS' EQUITY
     Loans payable                                                 $    950            $    ---
     Accounts payable                                                 7,072               6,523
     Accrued expenses                                                11,629              13,891
     Current portion of notes payable                                 2,400               3,825
     Other current liabilities                                        2,771               2,664
                                                                   --------             -------
        Total current liabilities                                    24,822              26,903

     Notes payable, less current portion                              9,000               9,600
     Other long term liabilities                                      2,308                 975
                                                                   --------            --------

     TOTAL LIABILITIES                                               36,130              37,478

     TOTAL STOCKHOLDERS' EQUITY                                      10,533              13,048
                                                                   --------            --------

     TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                    $ 46,663            $ 50,526
                                                                   ========            ========

                 -Statements of operations and cash flow follow-

EASYLINK REPORTS 1ST QUARTER 2005 RESULTS IN LINE WITH EXPECTATIONS       PAGE 6


                          EASYLINK SERVICES CORPORATION
            UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                    (in thousands, except per share amounts)


                                                                        THREE MONTHS ENDED
                                                                             MARCH 31,
                                                                   ----------------------------
                                                                     2005                2004
                                                                     ----                ----
Revenues                                                           $ 20,378            $ 24,336

Cost of revenues                                                      7,714              10,325
                                                                   --------            --------

Gross profit                                                         12,664              14,011

Operating expenses:
     Sales and marketing                                              5,129               4,531
     General and administrative                                       5,650               6,384
     Product development                                              1,700               1,709
     Separation agreement costs                                       2,475                 ---
     Amortization of other intangibles                                  517                 517
                                                                   --------            --------
         Total operating expenses                                    15,471              13,141
                                                                   --------            --------

Income (loss) from operations                                        (2,807)                870

Other income (expense):
      Interest and other income (expense), net                         (148)                 13
                                                                   --------            --------

Income (loss) before income taxes                                    (2,955)                883

Provision (credit) for income taxes                                    (450)                 30
                                                                   --------            --------

NET INCOME (LOSS)                                                  $ (2,505)           $    853
                                                                   ========            ========


BASIC AND DILUTED NET INCOME (LOSS) PER SHARE                      $  (0.06)           $   0.02
                                                                   ========            ========


Weighted average basic shares outstanding                            44,240              43,862
                                                                   ========            ========

Weighted average diluted shares outstanding                          44,240              44,980
                                                                   ========            ========

EASYLINK REPORTS 1ST QUARTER 2005 RESULTS IN LINE WITH EXPECTATIONS       PAGE 7


                         EASYLINK SERVICES CORPORATION
           UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                                      THREE MONTHS ENDED MARCH 31,
                                                                                      ----------------------------
                                                                                         2005            2004
                                                                                         ----            ----
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)                                                                      $ (2,505)       $    853
Adjustments to reconcile net income (loss) to net cash provided by
(used in) operating activities:
     Depreciation                                                                           948           1,558
     Amortization of intangible assets                                                      592             676
     Provision for doubtful accounts                                                         95             338
     Issuance of shares as matching contributions to employee
          benefit plans                                                                     123             119
     Other                                                                                   45             175
Changes in operating assets and liabilities:
     Accounts receivable, net                                                              (685)            126
     Prepaid expenses and other current assets                                              273            (383)
     Other assets                                                                            (3)            (31)
     Accounts payable, accrued expenses and other liabilities                              (199)         (2,304)
                                                                                       --------        --------

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES                                      (1,314)          1,127
                                                                                       --------        --------

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment, including capitalized software                      (1,732)           (449)
                                                                                       --------        --------

NET CASH USED IN INVESTING ACTIVITIES                                                    (1,732)           (449)
                                                                                       --------        --------

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds of bank loan advances                                                              950             ---
Payments under capital lease obligations                                                   (115)            (41)
Proceeds from issuance of stock                                                              90             ---
Principal payments of notes payable                                                      (2,025)           (605)
Payments of capitalized interest                                                            ---            (266)
                                                                                       --------        --------

NET CASH USED IN FINANCING ACTIVITIES                                                    (1,100)           (912)
                                                                                       --------        --------

EFFECT OF FOREIGN EXCHANGE RATE CHANGES
   ON CASH AND CASH EQUIVALENTS                                                             (82)            (90)
                                                                                       --------        --------

NET DECREASE IN CASH AND CASH EQUIVALENTS                                                (4,228)           (324)

Cash used in discontinued operations                                                        ---            (150)

Cash and cash equivalents at beginning of the period                                     12,300           6,623
                                                                                       --------        --------

CASH AND CASH EQUIVALENTS AT THE END OF THE PERIOD                                     $  8,072        $  6,149
                                                                                       ========        ========

EASYLINK REPORTS 1ST QUARTER 2005 RESULTS IN LINE WITH EXPECTATIONS       PAGE 8


                          EASYLINK SERVICES CORPORATION
            RECONCILIATION OF NON GAAP FINANCIAL INFORMATION TO GAAP
                                 (in thousands)

                                                                   Three Months Ended March 31,
                                                                   ----------------------------
                                                                     2005                2004
                                                                     ----                ----
Net income (loss)                                                  $ (2,505)           $    853
Add:
Depreciation                                                            948               1,558
Amortization of intangible assets                                       592                 676
Interest expense, net and taxes                                        (346)                199
                                                                   --------            --------

EBITDA                                                               (1,313)              3,286

Interest expense, net and taxes                                         346                (199)

Add (subtract):
       Provision for doubtful accounts                                   95                 338
       Other non-cash items                                             171                 294
       Changes in operating assets and liabilities                     (615)             (2,592)
                                                                   --------            --------

Net cash provided by (used in) operations                          $ (1,314)           $ 1,127
                                                                   ========            ========



                                       ###